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                                                                   EXHIBIT 23.4




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Brooke Group Ltd. on Form S-3 (No. 33-38869 and 33-63119) of our report, dated April 10, 1996, on our audit of the consolidated financial statements of New Valley Corporation and Subsidiaries as of December 31, 1995, and for the year ended December 31, 1995, appearing in the Annual Report on Form 10-K of Brooke Group Ltd. for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


Coopers & Lybrand L.L.P.

Miami, Florida
February 25, 1997






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